THIRD AMENDED AND RESTATED NOTE

U.S. $2,400,000.00	October 31, 2005
New Albany, Indiana

            F0R VALUE RECEIVED, FLORIDA GAMING CENTERS, INC., a Florida Corporation (“FGCI”) and CITY NATIONAL BANK OF FLORIDA, successor by merger to City National Bank of Miami, as Trustee under Trust Agreement dated January 3, 1979, and known as Trust No. 5003471 (“Trust” and together with FGCI, the “Borrower”),promise to pay to the order of FREEDOM FINANCIAL CORPORATION, an Indiana corporation, (“Lender”), at its place of business in New Albany, Indiana or such other place as Lender may designate from time to time hereafter, the principal amount of Two Million Four Hundred Dollars ($2,400,000)or such lesser principal amount as may be owed by Borrower to Lender hereunder, together with interest on the unpaid balance until paid, at the rate of eight percent (8%) per annum(the “Stated Rate”). Interest shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed. The final payment of all then outstanding principal and interest shall be due on October 31, 2008 (the “Maturity Date”). Borrower’s obligations under this Note shall be defined and referred to herein as “Borrower’s Liabilities”.

            All payments received hereunder shall be first applied to interest due and the balance, if any,  to principal. Principal and interest shall be payable as follows:

                        Commencing on the twentieth (20th) day of November, 2005 and continuing on the twentieth (20th) day of each month thereafter until the Maturity Date, Borrower shall make monthly payments of principal and interest to Lender as necessary to repay the then outstanding principal balance at the Stated Rate (with interest payable in arrears) amortized on a level term basis over a twenty-five (25) year term commencing on the date hereof. If not sooner paid, the outstanding principal amount of the loan evidenced hereby and all interest accrued and unpaid thereon, shall be due and payable on the Maturity Date.

                        Borrower may repay all or any portion of this Note, at any time and from time to time, subject to the following terms:

(a)                Each partial prepayment shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000;

(b)               Borrower shall provide Lender with at least fifteen (15) days prior written notice of any prepayment;

(c)                Borrower shall pay to Lender all accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and

(d)               Borrower shall pay to Lender any other obligations of the Borrower to the Lender then due which remain unpaid.

            All principal payments hereunder shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. All payments hereunder, whether in respect of principal, interest, or otherwise, shall be made without setoff, counterclaim or deduction in same day funds no later than 2:00 p.m., Indiana time, on the date due by wire transfer (or by advice of transfer from or between accounts of Borrower and Lender) to such account as Lender shall specify from time to time by notice to Borrower. Funds received after that time shall be deemed to have been received by Lender on the next following  Business Day. All payments shall be made in immediately available U.S. Dollars. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

            Reference is hereby made to those certain Loan Documents executed between Borrower and CIB Bank dated as of October 31, 2001, as modified by a First Modification of Loan Documents by and among Borrower, CIB Bank, Florida Gaming Corporation, a Delaware corporation (“FGC”), and W. Bennett Collett, an individual, (“Collett”) dated as of October 31, 2004; a Second Modification of Loan Documents dated as of January 31, 2005 by and among Borrower, First Bank as successor by merger to CIB Bank, FGC, and Collett; and a Third Modification of Loan Documents of even date herewith by and among Borrower, Lender, FGC and Collett (as the same may be amended from time to time, the “Loan Agreement”) for a statement of (a) the terms and conditions under which the loan evidenced hereby has been made, secured and is to be repaid, and (b) Lender’s remedies upon the occurrence of a Event of Default hereunder. The terms and conditions of the Loan Agreement are incorporated herein by reference in their entirety. Any capitalized terms under herein that are not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

            Borrower warrants and represents to Lender that Borrower shall use the proceeds represented by this Note solely for  proper business purposes, and consistently with all applicable statutes and the provisions of the Loan Agreement and Loan Documents.

            All of Lender’s rights and remedies under this Note are cumulative and non- exclusive. The acceptance by Lender of any partial payment made hereunder after the time when any of Borrower’s Liabilities become due and payable will not establish a custom, or waive any rights of Lender to  enforce prompt payment hereof. Lender’s failure to require strict performance by Borrower of any provision of this Note shall not waive, affect, or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Lender may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any statute or law (to the extent permitted by law).

            Borrower agrees to pay, upon Lender’s demand therefor, any and all costs, fees and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in enforcing any of Lender’s rights hereunder, and to the extent not paid shall become part of Borrower’s Liabilities hereunder.

            If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application thereof to other parties or circumstances will not be affected thereby, the provisions of this Note being severable in any such instance.

            If this Note is signed by more than one party, the liability of each such party shall be joint and several, and each reference herein to Borrower shall be deemed to refer to each such party.

            This Note is submitted by Borrower to Lender at Lender’s principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Indiana as to interpretation, enforcement, validity, construction, and effect, but without reference to its choice of law provisions. Any notice required hereunder shall be served consistent with the terms and provisions of the Loan Agreement relating to notice.

            No modification, waiver, estoppel, amendment, discharge or change of this Note or any related instrument shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel amendment, discharge or change is sought.

            BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE MAY BE LITIGATED IN COURTS HAVING SITUS WITHIN THE JURISDICTION OF THE COUNTY OF FLOYD, STATE OF INDIANA. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN SAID COUNTY AND STATE AND WAIVES ANY OBJECTION IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING HEREUNDER.

BORROWER AND LENDER IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN AN ACTION OF PROCEEDING: (1) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH 0R (2) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT, AND  AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                        This Note is a restatement of the indebtedness evidenced by and is a replacement of that certain Second Amended and Restated Note of the undersigned dated January 31, 2005 in the face principal amount of $3,359,469.54 payable to the order of First Bank as successor by merger to CIB Bank as predecessor in interest to Lender (“Prior Note”), and nothing contained herein shall be construed (i) to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on the Prior Note outstanding at the time of its replacement by this Note; or (ii) to release, cancel, terminate or otherwise adversely affect all or any part of any security interest or other encumbrance heretofore granted to or for the benefit of the Prior Note.

                        This Note is executed and delivered by City National Bank of Florida, not personally, but as Trustee as aforesaid in the exercise of the power and authority conferred upon and vested in such Trustee, provided, that City National Bank of Florida hereby personally warrants that it possesses full power and authority to execute and deliver same. It is expressly understood and agreed that nothing contained in this Note shall be construed as creating any liability on City National Bank of Florida personally to pay the indebtedness evidenced by this Note and the other Loan Documents or any interest that may accrue thereon, or to perform any covenant, express or implied, contained therein, all such personal liability, if any, being expressly waived by Lender and by every person now of hereafter claiming any right hereunder.

ATTEST:		BORROWER:

FLORIDA GAMING CENTERS, INC.

By:	/s/ Kimberly R. Tharp	By:	/s/ W. Bennett Collett
	Kimberly R. Tharp		W. Bennett Collett
	Secretary		Chairman of the Board and CEO

CITY NATIONAL BANK OF FLORIDA Successor by merger to City National Bank of Miami, as Trustee under Trust Agreement dated January 3, 1979 and known as Trust No. 500371